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As filed with the Securities and Exchange Commission on April 23, 1999
                                                      Registration No. 333-72995

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                           RHYTHMS NETCONNECTIONS INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                         33-0747515
(State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

               6933 SOUTH REVERE PARKWAY ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices) (Zip Code)
                           ---------------------------
                           RHYTHMS NETCONNECTIONS INC.
                      1997 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)
                           ---------------------------
                               CATHERINE M. HAPKA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           RHYTHMS NETCONNECTIONS INC.
                            6933 SOUTH REVERE PARKWAY
                            ENGLEWOOD, COLORADO 80112
                     (Name and address of agent for service)
                                 (303) 476-4200
          (Telephone number, including area code, of agent for service)
                           ---------------------------
This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

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                                  REALLOCATION

On February 26, 1999, Rhythms NetConnections Inc. (the "Registrant") registered 3,384,254 shares of Common Stock for issuance under the Rhythms NetConnections 1997 Stock Option/Stock Issuance Plan (the "1997 Plan") on a Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-72995. On March 17, 1999, a 6-for-5 split of the Common Stock became effective, thereby increasing the number of the shares registered under Registration Statement Number 333-72995 by an additional 676,851 shares of Common Stock to 4,061,105 shares. On April 6, 1999, 3,265,169 registered shares of Common Stock were transferred from the 1997 Plan to the Rhythms NetConnections 1999 Stock Incentive Plan (the "Successor Plan"), which is the successor to the 1997 Plan. Therefore, Registrant is hereby reallocating 3,265,169 shares of the previously registered shares under the 1997 Plan to the Successor Plan, with such reallocation to be effective immediately upon the filing of this Post-Effective Amendment. Registrant will reregister those 3,265,169 shares under the Successor Plan on a new Form S-8 Registration Statement. No further option grants or stock issuances will be made under the 1997 Plan.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on this 23rd day of April, 1999.

                             RHYTHMS NETCONNECTIONS INC.

                             By:  /s/ Catherine M. Hapka
                                  -------------------------------------------
                                       Catherine M. Hapka
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



Signature                               Title                                   Date
---------                               -----                                   ----
/s/ Catherine M. Hapka
-----------------------------------     President and Chief Executive           April 23, 1999
Catherine M. Hapka                      Officer
                                        (Principal Executive Officer)


/s/ Scott C. Chandler*                  Chief Financial Officer                 April 23, 1999
-----------------------------------     (Principal Financial and Accounting
Scott C. Chandler                       Officer)


/s/ Kevin R. Compton*                   Director                                April 23, 1999
-----------------------------------
Kevin R. Compton



/s/ Keith B. Geeslin*                   Director                                April 23, 1999
-----------------------------------
Keith B. Geeslin


/s/ Ken L. Harrison                     Director                                April 23, 1999
-----------------------------------
Ken L. Harrison


/s/ William R. Stensrud                 Director                                April 23, 1999
-----------------------------------
William R. Stensrud



/s/ Susan Mayer                         Director                                April 23, 1999
-----------------------------------
Susan Mayer


/s/ John L. Walecka*                    Director                                April 23, 1999
-----------------------------------
John. L. Walecka


/s/ Edward J. Zander                    Director                                April 23, 1999
-----------------------------------
Edward J. Zander


*By /s/ Catherine M. Hapka                                                      April 23, 1999
    -----------------------------
       Catherine M. Hapka
       Attorney-in-Fact
